EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Shareholders

Pericom Semiconductor Corporation:

We consent to the incorporation by reference in Registration Statement No. 333-30412 on Form S-3, and Nos. 333-39055, 333-43934, 333-51229 and 333-58522 on Form S-8 of Pericom Semiconductor Corporation of our reports dated July 23, 2003 appearing in and incorporated by reference in this Annual Report on Form 10-K of Pericom Semiconductor Corporation for the year ended June 28, 2003.

Deloitte & Touche LLP

San Jose, California

September 26, 2003